Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

SCPHARMACEUTICALS INC.

at

$5.35 per share in cash, plus one non-tradable contingent value right per share representing the right to receive certain contingent payments of up to an aggregate amount of $1.00 per each contingent value right in cash on the achievement of specified milestones on or prior to the applicable milestone outside dates

Pursuant to the Offer to Purchase Dated September 8, 2025

by

SEACOAST MERGER SUB, INC.

a wholly-owned subsidiary of

MannKind Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING

11:59 P.M. (EASTERN TIME), ON OCTOBER 6, 2025, UNLESS THE OFFER IS EXTENDED OR

EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share (the “Company Shares”), of scPharmaceuticals Inc., a Delaware corporation and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to one minute following 11:59 p.m., Eastern Time, on October 6, 2025, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of August 24, 2025 (as it may be amended, modified or supplemented from time to time). Such form may be delivered by mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

By Mail:	By Hand, Overnight Mail, Express Mail, Courier, or Other Expedited Service:

Broadridge, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Company Shares tendered by this Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase) unless and until Company Shares underlying this Notice of Guaranteed Delivery and any other required documents are received by the Depositary. Do not send Company Share certificates with this notice. Company Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Seacoast Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MannKind Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and this Notice of Guaranteed Delivery (as it may be amended or supplemented from time to time, this “Notice of Guaranteed Delivery” and which, together with the Offer to Purchase and the Letter of Transmittal, constitutes the “Offer”), receipt of which is hereby acknowledged, the following Company Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Company Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.
(please print)

Name of Tendering Institution:	Address(es):

Account No.:	(Zip Code)

Dated: ___________, 2025
Area Code and Telephone No(s):

Signature(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Company Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Company Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates for all such tendered Company Shares (or a confirmation of a book-entry transfer of such Company Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a copy thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Global Select Market trading day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated: ___________

DO NOT SEND CERTIFICATES FOR COMPANY SHARES WITH THIS NOTICE.

CERTIFICATES FOR COMPANY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.